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any  security  in any jurisdiction where such an offer or solicitation
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material may not pertain to any securities that will actually be sold.
The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We
make   no   representations  regarding  the  reasonableness  of   such
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involved  in  the preparation or issuance of this material  may,  from time  to time, have long or short positions in, and buy and sell,  the
securities   mentioned  therein  or  derivatives  thereof   (including
options). This material may be filed with the Securities and Exchange Commission (the "SEC")and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this
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such  assets.  Any information in the material, whether regarding  the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
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&  Co. is acting as underwriter and not acting as agent for the issuer
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issuer  has  not  prepared or taken part in the preparation  of  these materials.

                                                       June 4, 1996
               $267.75 mm (approx) Class A Certificates
 AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1996-3
                         Preliminary Structure
Class    Face      Interest    First       Expected    Backed by     Expected
        Amount     Rate        Date(1)     Avg.Life    Loan Group  Final Payment
                                                                      Date
 A1   $70,892,000 1 mo.LIBOR  July 25,1996  0.933    Loan Group I     2/1998
                  + []bp(2)                 at
                                            pricing

 A2   $27,106,000  7.075%     July 25,1996  2.079yrs Loan Group I     11/1998

 A3   $34,146,000  7.250%     July 25,1996  3.046yrs Loan Group I      2/2000

 A4   $17,049,000  7.475%     July 25,1996  4.100yrs Loan Group I     12/2000

 A5   $22,626,000  7.600%     July 25,1996  5.200yrs Loan Group I      5/2002

 A6   $26,857,000  7.900%     July 25,1996  7.200yrs Loan Group I      2/2005

 A7   $26,276,000  8.100%     July 25,1996 12.089yrs Loan Group I     10/2005

 A8   $42,175,000  1 mo.      July 25,1996  4.214yrs Loan Group II     10/2005
                  LIBOR + []
                   bp(2)

(1) Payment Dates are the 25th of each respective month, or if such day is not a business day, the next succeeding business day.
(2)    The least of (i) prior to Clean Up Call, __%, after Clean Up
       Call __% (ii) __% (iii) An Available Funds Cap.
(3) Assumes 0% CPR in the first month of the life of the mortgage loans and increases ratably to 21% CPR by month 10. Remains constant at 21% CPR thereafter. Class A-7 and A-8 assume 10% clean up call is exercised.

Managers:              Prudential Securities (books), Goldman, Sachs
                       & Co., CS First Boston
Structure:             Two Pool Groups; MBIA Certificate Insurance
                       Policy, Overcollateralization, Cross-
                       Collateralization, Pre-Funding Account and
                       Capitalized Interest Acct
Ratings(expected):     Moodys/S&P:    Aaa/AAA
Collateral:            The Initial Mortgage Loans: approx  $251 mm
                       Subsequent Pre-Funded Mortgage Loans: approx
                       $16 mm
                       The Mortgage Loans will be comprised of loans
                       from Advanta Mortgage Corporation USA and
                       Long Beach Mortgage Company
                       Group I Loans are fixed rate loans. Group II
                       Loans are generally LIBOR-based loans.
Credit Enhancement:    i)  MBIA Financial Guaranty Insurance Policy
                       that will provide for 100% coverage of the principal amount of, and scheduled interest due on, the Class A Certificates;
                       i)  overcollateralization through a limited
                       acceleration of the Class A Certificates;
                       iii)  cross-collateralization across the two
                       pool groups will also be available
                       iv) excess monthly cash flow on a current basis.

Expected               June 5, 1996/June 12, 1996
Pricing/Settlement: